UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported): November 2, 2005

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

NORTH CAROLINA	1-4928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina	28202-1803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 2, 2005, Duke Energy Corporation issued a news release announcing its financial results for the third quarter ended September 30, 2005. A copy of this news release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 2.02.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	News Release dated November 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE ENERGY CORPORATION

By:	/S/ STEVEN K. YOUNG
Steven K. Young
Vice President and Controller

Dated: November 2, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	News Release dated November 2, 2005

Exhibit 99.1

Nov. 2, 2005	MEDIA CONTACT:	Randy Wheeless
	Phone:	704/382-8379
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332
	Investor Relations:	800/488-3853

Duke Energy Reports Third Quarter 2005 Results

•	Third quarter ongoing basic earnings per share of 59 cents versus 37 cents in prior year’s quarter

•	Reported basic earnings per share, which reflect charges associated with the decision to exit DENA, of 4 cents in third quarter 2005 versus 41 cents in previous year

•	Company confident of exceeding $1.65 employee incentive target – based on annual ongoing basic EPS

•	Weather, commodity prices and real estate operations help ongoing results

CHARLOTTE, N.C. – Duke Energy today reported third quarter 2005 basic earnings per share (EPS) of $0.04, or $41 million in net income, compared to $0.41 per share in third quarter 2004, or $389 million in net income. This quarter’s results include charges related to the previously announced plan to exit substantially all of Duke Energy North America’s (DENA) business outside of the Midwest, which totaled $0.84 per share. This amount was partially offset by a gain on the transfer of a 19.7 percent interest of Duke Energy Field Services to ConocoPhillips, which totaled $0.39 per share.

Third quarter 2005 basic EPS from continuing operations was $0.99, or $924 million in income, compared to $0.40 per share in third quarter 2004, or $381 million in income. On a diluted basis, third quarter 2005 EPS from continuing operations was $0.96 per share, compared to $0.39 in the third quarter 2004.

Ongoing basic EPS for third quarter 2005 was $0.59 versus $0.37 in third quarter 2004. On a diluted basis, ongoing EPS for third quarter 2005 was $0.56 compared to $0.36 in third quarter 2004.

“The quality of our assets, along with the focused efforts of our employees, delivered outstanding results despite the external events affecting the energy industry. Not only did we perform for our customers during this period of supply disruptions, we delivered solid results for our investors,” said Paul Anderson, Duke Energy’s chairman of the board and chief executive officer.

“Our strategic decision to exit much of our merchant generation business in DENA had a large earnings impact this quarter. But that move, along with our proposed merger with Cinergy, will position us for stronger long-term results going forward,” he added.

Anderson said the company expects to exceed its employee incentive goal of $1.65 per share – based on annual ongoing basic earnings. That figure was recently revised upward from $1.60 to reflect the exit of the DENA business.

Special items for the quarter include:

($ in Millions)	Pre-Tax Amount	Tax Effect	2005 EPS Impact	2004 EPS Impact
Third quarter 2005
• Gain on transfer of 19.7 percent interest in DEFS to ConocoPhillips	$576	($213)	$0.39
• Impairment of DEI’s investment in Campeche	($20)	$6	($0.02)
• Settlement of positions on 2005 Field Services’ hedges that were de-designated	$38	($15)	$0.02
• Mark-to-market loss on de-designated 2005 Field Services’ hedges	($17)	$6	($0.01)
• Initial and subsequent mark-to-market gain on de-designating Southeast DENA hedges	$30	($11)	$0.02
Third quarter 2004
• Tax benefit from restructuring	—	$48		$0.05
• Asset impairments, net gains on asset sales and write down of equity investments (net of minority interest of $19 million)	($21)	$8		($0.02)
Total basic EPS impact			$0.40	$0.03

Basic EPS, as reported			$0.04	$0.41
Discontinued operations, excluding Crescent Resources			($0.95)	$0.01
Basic EPS from continuing operations, as reported			$0.99	$0.40
Total basic EPS impact of special items			$0.40	$0.03
Basic EPS, ongoing			$0.59	$0.37

Special items EPS year-to-date impact:

			2005	2004
First quarter			$0.45	($0.25)
Second quarter			$0.02	$0.01
Third quarter			$0.40	$0.03
Impact of change in shares outstanding and rounding			$0.01	$0.01
Total EPS Impact			$0.88	($0.20)

			2005 EPS Impacts	2004 EPS Impacts
Year-to-date basic EPS, as reported			$1.29	$1.22
Discontinued operations, excluding Crescent Resources			($0.96)	$0.20
Basic EPS from continuing operations, as reported			$2.25	$1.02
Total basic EPS impact of special items			$0.88	($0.20)
Year-to-date basic EPS, ongoing			$1.37	$1.22

BUSINESS UNIT RESULTS

Franchised Electric

Third quarter 2005 segment EBIT from continuing operations for Franchised Electric was $606 million, compared to $453 million in the prior year’s quarter. The increase was driven primarily by warmer weather, which pushed residential sales up 12.4 percent, and strong bulk power marketing (BPM) results.

Also, Franchised Electric recorded approximately $25 million less regulatory amortization this quarter than the prior year’s quarter. These increases to segment EBIT were partially offset by higher operating and maintenance expenses, primarily related to nuclear outage and maintenance costs.

Overall industrial kilowatt-hour sales were up 0.7 percent for the quarter as textile plant closings were more than offset by increased usage in other industries. Regional growth continued to add to Franchised Electric’s total customer base, with 43,000 customers – about 2 percent — over the prior year.

Year-to-date segment EBIT from continuing operations for Franchised Electric was $1.22 billion in both 2005 and 2004.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported third quarter 2005 segment EBIT from continuing operations of $329 million compared to $269 million in the prior year’s quarter. The increase was driven by improved U.S. operations, domestic business expansion projects and higher earnings by natural gas distribution operations in eastern Canada. In addition, earnings benefited from operations in Canada that were purchased or transferred to DEGT in the third quarter.

DEGT’s third quarter earnings continued to benefit from the stronger Canadian currency over comparable periods. This was mainly offset by a gain of a prior year asset sale. The favorable Canadian currency impacts on DEGT’s EBIT were partially offset in Duke Energy’s net income by currency impacts on Canadian interest and taxes.

Year-to-date EBIT from continuing operations for Natural Gas Transmission was $1.04 billion, compared with $986 million in 2004.

Field Services

The Field Services business segment, which in the quarter represented Duke Energy’s 50-percent interest in Duke Energy Field Services (DEFS), reported third quarter 2005 equity earnings of $126 million — in addition to a one-time gain on the transfer of a 19.7 percent interest in DEFS of $576 million — compared to $63 million in EBIT in third quarter 2004.

The equity earnings amount for the third quarter 2005 includes deductions primarily for interest totaling $15 million, which were not included in the prior quarter’s EBIT. The equity earnings amount for third quarter 2005 does not include the negative impact of hedge settlements during the quarter, which are now reported in Other and were reported in third quarter 2004 Field Services’ EBIT.

Results were driven by strong commodity prices, operational improvements and the absence of a $26 million impairment charge reported in the prior year’s quarter. These were partly offset by higher operating costs from pipeline integrity work and lower volumes due to hurricane interruptions.

On July 5, 2005, Duke Energy transferred a 19.7 percent interest in DEFS to ConocoPhillips in exchange for cash and assets of approximately $1.1 billion. DEFS is now a 50/50 joint venture between Duke Energy and ConocoPhillips.

Duke Energy North America

As a result of the decision to exit substantially all of the Duke Energy North America (DENA) business outside of the Midwest, results for DENA’s continuing operations for 2005 is included in Other. Its discontinued results are reported in Discontinued Operations.

International Energy

For third quarter 2005, Duke Energy International (DEI) reported segment EBIT from continuing operations of $63 million, compared to $64 million in third quarter 2004.

The 2005 results include a $20 million impairment charge on DEI’s investment in the Campeche plant in Mexico. Excluding that item, results were driven by favorable hydrology and pricing in Peru and Argentina, higher commodity prices at National Methanol and favorable currency impacts in Brazil – offset by higher expenses in Ecuador and Guatemala, and lower margins in Brazil. The favorable currency impacts on DEI’s EBIT were partially offset in Duke Energy’s net income by currency impacts on Brazilian interest and taxes.

Year-to-date EBIT from continuing operations for International Energy was $217 million, compared with $161 million in 2004.

Crescent Resources

Crescent Resources reported third quarter 2005 segment EBIT from continuing operations of $120 million, compared to $43 million in the previous year’s quarter.

The increase was driven by continued active management of Crescent’s real estate holdings, which this quarter included a gain on the sale of an interest in a portfolio of office buildings, the sale of a legacy land tract in South Carolina and increased residential lot sales. These were partially offset by a $16 million impairment on a residential development in South Carolina.

Year-to-date EBIT from continuing operations for Crescent Resources was $210 million, compared with $190 million in 2004.

Other

Other primarily includes the cost of corporate governance, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, de-designated hedges resulting from the decision to transfer a 19.7 percent interest in DEFS to ConocoPhillips and DENA’s continuing operations for 2005. Other reported an EBIT loss from continuing operations of $175 million in third quarter 2005, compared to a loss of $25 million in third quarter 2004. The additional losses were due mainly to mark-to-market losses on 2005 and 2006 de-designated Field Services’ hedges, realized losses on the 2005 de-designated hedges due to settlements in the quarter, timing of recognition of losses at Bison and adjustments to the mutual insurance liability.

The reported losses were partially offset by a mark-to-market gain on de-designated Southeast DENA hedges.

Year-to-date EBIT loss from continuing operations for Other was $495 million, compared with a $56 million EBIT loss in 2004.

Discontinued Operations

Discontinued Operations showed a third quarter 2005 loss of $883 million, compared to a gain of $8 million in third quarter 2004. This is primarily due to the company’s decision to exit DENA.

Year-to-date, Discontinued Operations posted a loss of $894 million, compared with a gain of $183 million in 2004.

INTEREST EXPENSE

Interest expense was $228 million for third quarter 2005, compared to $329 million for third quarter 2004. The decrease was primarily due to the company’s debt reduction efforts in 2004 and the transfer of Duke Energy’s 19.7 percent interest in DEFS, which resulted in reporting Duke Energy’s proportionate share of DEFS’ interest expense in equity earnings.

Year-to-date interest expense was $813 million, compared with interest expense of $984 million in 2004.

INCOME TAX

Third quarter 2005 income tax expense from continuing operations was $487 million, compared to $147 million in third quarter 2004. This increase was primarily due to higher earnings during the quarter compared to last year’s quarter. The effective tax rate increased from 27.9 percent in the third quarter 2004 to 34.5 percent in the third quarter 2005 primarily due to benefits resulting from a change in effective state tax rates in the prior year. The effective tax rate calculation includes equity earnings in pre-tax income.

Year-to-date income tax expense from continuing operations was $1.1 billion, compared to $365 million in 2004.

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy’s consolidated capital structure at the end of third quarter 2005, including short-term debt, was 49 percent debt, 49 percent common equity and 2 percent minority interests. The company had approximately $1.44 billion in cash, cash equivalents and short-term investments at the end of third quarter 2005.

ADDITIONAL INFORMATION

Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services’ gas volume and margin by contract type can be obtained at Duke Energy’s third quarter 2005 earnings information Web site at: http://www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing basic and diluted EPS, which are non-GAAP financial measures as they represent basic and diluted EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as two of the measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic and diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across all periods. Ongoing basic EPS is also the basis used for employee incentive bonuses. The most directly comparable GAAP measures for ongoing basic and diluted EPS are reported basic and diluted EPS from continuing operations, respectively, which include the impact of special items. Due to the forward-looking nature of ongoing basic and diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site http://www.duke-energy.com/investors/ or by dialing 800/967-7185 in the United States or 719/457-2634 outside the United States. The confirmation code is 8492249. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until Nov. 11, 2005, midnight ET, by dialing 888/203-1112 with a confirmation code of 8492249. The international replay number is 719/457-0820, confirmation code 8492249. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/.

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

1934. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: industrial, commercial and residential growth in Duke Energy’s service territories; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes Katrina and Rita; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which Duke Energy has no control; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the outcomes of litigation and regulatory investigations, proceedings or inquiries and other contingencies; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and the degree to which competition enters the electric and natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the ability to successfully complete merger, acquisitions or divestiture plans (including the merger with Cinergy Corp.); regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

###

Media Contact:	Randy Wheeless

Phone:	704/382-8379

24-Hour:	704/382-8333

Analyst Contact:	Julie Dill

Phone:	980/373-4332

Investor Relations:	800/488-3853

SEPTEMBER 2005

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2005	2004	2005	2004
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.99	$0.40	$2.25	$1.02
Diluted	$0.96	$0.39	$2.17	$0.99
(Loss) Earnings Per Share (from discontinued operations)
Basic	$(0.95)	$0.01	$(0.96)	$0.20
Diluted	$(0.92)	$0.01	$(0.92)	$0.19
Earnings Per Share
Basic	$0.04	$0.41	$1.29	$1.22
Diluted	$0.04	$0.40	$1.25	$1.18
Dividends Per Share	$—	$—	$0.860	$0.825
Weighted-Average Shares Outstanding
Basic	926	938	936	925
Diluted	964	973	973	960
INCOME
Operating Revenues	$3,028	$5,081	$13,630	$15,007

Total Reportable Segment EBIT	1,819	865	4,471	2,281
Other EBIT	(175)	(25)	(495)	(56)
Interest Expense	228	329	813	984
Interest Income and Other (a)	5	(17)	(44)	(73)
Income Tax Expense from Continuing Operations	487	147	1,095	365
(Loss) Income from Discontinued Operations	(883)	8	(894)	183

Net Income	41	389	1,218	1,132
Dividends and Premiums on Redemption of Preferred and Preference Stock	3	2	7	7

Earnings Available for Common Stockholders	$38	$387	$1,211	$1,125

CAPITALIZATION
Common Equity			49%	41%
Preferred Stock			0%	0%

Total Common Equity and Preferred Securities			49%	41%
Minority Interests			2%	4%
Total Debt			49%	55%
Total Debt			$16,112	$20,653
Book Value Per Share			$17.18	$16.30
Actual Shares Outstanding			926	938
CAPITAL AND INVESTMENT EXPENDITURES
Franchised Electric	$335	$253	$913	$781
Natural Gas Transmission	478	131	716	387
Field Services	—	31	86	163
Duke Energy North America	(1)	5	4	19
International Energy	8	9	20	24
Crescent (b)	139	122	470	406
Other	(1)	—	9	24

Total Capital and Investment Expenditures	$958	$551	$2,218	$1,804

EBIT BY BUSINESS SEGMENT
Franchised Electric	$606	$453	$1,216	$1,215
Natural Gas Transmission	329	269	1,044	986
Field Services	701	63	1,784	243
Duke Energy North America	—	(27)	—	(514)
International Energy	63	64	217	161
Crescent	120	43	210	190

Total reportable segment EBIT	1,819	865	4,471	2,281
Other EBIT	(175)	(25)	(495)	(56)
Interest expense	(228)	(329)	(813)	(984)
Equity in earnings of unconsolidated affiliates in Segment EBIT	(176)	(33)	(256)	(110)
Interest Income and Other (a)	(5)	17	44	73

Consolidated earnings from continuing operations before income taxes and equity in earnings of unconsolidated affiliates	$1,235	$495	$2,951	$1,204

(a)	Other includes foreign currency remeasurement gains and losses and additional minority interest not allocated to the segment results.

(b)	Amounts include capital expenditures for residential real estate included in operating cash flows of $67 million and $80 million for the three months ended September 30, 2005 and 2004 respectively, and $276 million and $218 million for the nine months ended September 30, 2005 and 2004, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations.

SEPTEMBER 2005

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2005	2004	2005	2004
FRANCHISED ELECTRIC
Operating Revenues	$1,619	$1,419	$4,118	$3,918
Operating Expenses	1,026	967	2,916	2,714
Gains on Sales of Other Assets, net	1	—	2	3
Other Income, net of expenses	12	1	12	8

EBIT	$606	$453	$1,216	$1,215

Sales, GWh	23,724	21,904	65,318	63,954
NATURAL GAS TRANSMISSION
Operating Revenues	$869	$652	$2,824	$2,408
Operating Expenses	549	398	1,809	1,453
Gains on Sales of Other Assets, net	—	3	4	12
Other Income, net of expenses	17	19	48	39
Minority Interest Expense	8	7	23	20

EBIT	$329	$269	$1,044	$986

Proportional Throughput, TBtu	759	652	2,534	2,467
FIELD SERVICES (a)
Operating Revenues	$—	$2,490	$5,530	$7,154
Operating Expenses	—	2,368	5,211	6,785
Gains on Sales of Other Assets, net	576	1	577	1
Other Income (Expense), net	(1)	(17)	1,259	17
Equity in Earnings of Unconsolidated Affiliates (b)	126	—	126	—
Minority Interest Expense	—	43	497	144

EBIT	$701	$63	$1,784	$243

Natural Gas Gathered and Processed/Transported, TBtu/day (c)	6.7	6.8	6.8	6.8
Natural Gas Liquids Production, MBbl/d (c)	342	357	355	354
Average Natural Gas Price per MMBtu	$8.37	$5.76	$7.12	$5.81
Average Natural Gas Liquids Price per Gallon	$0.91	$0.72	$0.80	$0.64
DUKE ENERGY NORTH AMERICA (a) (d)
Operating Revenues	$—	$75	$—	$169
Operating Expenses	—	88	—	318
Losses on Sales of Other Assets, net (e)	—	(4)	—	(373)
Other Income, net of expenses	—	5	—	6
Minority Interest Expense (Benefit)	—	15	—	(2)

EBIT	$—	$(27)	$—	$(514)

Actual Plant Production, GWh (DENA Continuing Operations)		887		3,300
Proportional MW Capacity in Operation (DENA Continuing Operations)				3,600
INTERNATIONAL ENERGY
Operating Revenues	$186	$146	$536	$447
Operating Expenses	139	109	385	338
Gains on Sales of Other Assets, net	1	1	1	1
Other Income, net of expenses	19	29	74	60
Minority Interest Expense	4	3	9	9

EBIT	$63	$64	$217	$161

Sales, GWh	4,493	4,277	13,555	13,088
Proportional MW Capacity in Operation			4,064	4,136
CRESCENT (a)
Operating Revenues	$105	$77	$281	$216
Operating Expenses	95	62	225	173
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	63	28	117	149
Other Income, net of expenses	46	—	44	—
Minority Interest (Benefit) Expense	(1)	—	7	2

EBIT	$120	$43	$210	$190

OTHER (d)
Operating Revenues	$282	$295	$510	$929
Operating Expenses	360	316	920	1,014
Gains (Losses) on Sales of Other Assets, net	3	(3)	6	4
Other (Expense) Income, net	(103)	(1)	(98)	25
Minority Interest Benefit	(3)	—	(7)	—

EBIT	$(175)	$(25)	$(495)	$(56)

Actual Plant Production, GWh (DENA Continuing Operations)	958		1,664
Proportional MW Capacity in Operation (DENA Continuing Operations)			3,600

(a)	Certain prior year amounts have been reclassified due to discontinued operations.

(b)	Represents the 50% interest in Duke Energy Field Services LLC

(c)	Represents 100% of joint venture volumes.

(d)	2005 Segment EBIT balances for DENA’s continuing operations are included in Other.

(e)	Prior year amounts for the nine months ended September 30, 2004 include DENA Southeast plant impairment of approximately $360 million.

Note: See GAAP reconciliation associated with the 2005 third quarter Earnings Release on the Investor Relations

Web site at http://www.duke-energy.com/investors/publications/gaap/.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating Revenues	$3,028	$5,081	$13,630	$15,007
Operating Expenses	2,138	4,236	11,308	12,567
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	63	28	117	149
Gains (Losses) on Sales of Other Assets, net	580	(3)	589	(353)

Operating Income	1,533	870	3,028	2,236

Other Income and Expenses	(60)	16	1,244	98
Interest Expense	228	329	813	984
Minority Interest Expense	10	62	508	146

Earnings From Continuing Operations Before Income Taxes and Equity in Earnings of Unconsolidated Affiliates	1,235	495	2,951	1,204
Income Tax Expense from Continuing Operations	487	147	1,095	365

Income From Continuing Operations Before Equity in Earnings of Unconsolidated Affiliates	748	348	1,856	839
Equity in Earnings of Unconsolidated Affiliates	176	33	256	110

Income From Continuing Operations	924	381	2,112	949
(Loss) Income From Discontinued Operations, net of tax	(883)	8	(894)	183

Net Income	41	389	1,218	1,132
Dividends and Premiums on Redemption of Preferred and Preference Stock	3	2	7	7

Earnings Available For Common Stockholders	$38	$387	$1,211	$1,125

Common Stock Data
Weighted-average shares outstanding
Basic	926	938	936	925
Diluted	964	973	973	960
Earnings per share (from continuing operations)
Basic	$0.99	$0.40	$2.25	$1.02
Diluted	$0.96	$0.39	$2.17	$0.99
(Loss) Earnings per share (from discontinued operations)
Basic	$(0.95)	$0.01	$(0.96)	$0.20
Diluted	$(0.92)	$0.01	$(0.92)	$0.19
Earnings per share
Basic	$0.04	$0.41	$1.29	$1.22
Diluted	$0.04	$0.40	$1.25	$1.18
Dividends per share	$—	$—	$0.860	$0.825

Note: Amounts remain subject to change until the Company’s 10-Q is filed with the Securities and Exchange Commission.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2005	December 31, 2004
ASSETS
Current Assets	$8,357	$7,971
Investments and Other Assets	14,152	11,533
Net Property, Plant and Equipment	28,600	33,506
Regulatory Assets and Deferred Debits	2,568	2,460

Total Assets	$53,677	$55,470

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$7,756	$7,502
Long-term Debt	15,062	16,932
Deferred Credits and Other Liabilities	14,161	12,975
Minority Interests	650	1,486
Preferred and preference stock without sinking fund requirements	134	134
Common Stockholders’ Equity	15,914	16,441

Total Liabilities and Common Stockholders’ Equity	$53,677	$55,470

Note: Amounts remain subject to change until the Company’s 10-Q is filed with the Securities and Exchange Commission.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,218	$1,132
Adjustments to reconcile net income to net cash provided by operating activities	1,221	2,371

Net cash provided by operating activities	2,439	3,503

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(261)	(1,601)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(2,337)	(1,543)

Changes in cash and cash equivalents associated with assets held for sale	3	38

Net (decrease) increase in cash and cash equivalents	(156)	397
Cash and cash equivalents at beginning of period	533	397

Cash and cash equivalents at end of period	$377	$794

Note: Amounts remain subject to change until the Company’s 10-Q is filed with the Securities and Exchange Commission.

Supplemental Disclosures

Quarter Ended September 30, 2005

Duke Energy Corporation

Mark-to-market Portfolio (in millions)	Non-AHFS	AHFS	Total
As of 09/30/2005	$15	$(1,109)	$(1,094)

Daily Earnings at Risk (DER) (in millions)	Continuing	Discontinued
95% Confidence Level, One-Day Holding Period, Two-Tailed
As of 09/30/2005	$6	$61	$65a

a	This figure excludes effects of the February 22, 2005 de-designation of certain hedges of Field Services’ commodity risk, which have been retained as undesignated derivatives. DER is higher than prior quarter due to restructuring of DENA's hedge books due to the decision to exit the components of its business outside the Midwest.

Duke Energy North America

Owned Assets - Contracted Level	MWs Capacity		Remaining 2005				2006
Region			Millions MWh Available		% Contracted		Millions MWh Available		% Contracted
					Capacity	Energy			Capacity	Energy
Midwest	3,600	b	7	c	17%	0%	28	c	11%	0%

b	Capacity excludes assets held for sale and classified as “Discontinued Operations”.

c	Midwest capacity includes 1.8 million MWh from peaking facilities in 2005 and 6.6 million in 2006.

Terms of Reference

MWs Capacity

Represents the official rated capacity of DENA’s percentage ownership of its merchant assets, excluding assets held for sale and classified as discontinued operations.

Millions MWhs Available

Represents the amount of electric power capable of being generated from owned merchant assets, excluding assets held for sale and classified as discontinued operations, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

% Contracted:

Capacity: Volumes contracted under tolls as well as Regulatory Must Run (“RMR”).

Energy: Volumes sold as forward power hedges.

AHFS

Assets Held for Sale

Duke Energy Corporation

Quarterly Highlights

Supplemental Franchised Electric Information

September 30, 2005

	Quarter Ended September 30,			Year To Date September 30,
	2005	2004	% Inc. (Dec.)	2005	2004	% Inc. (Dec.)
GWH Sales
Residential	7,654	6,807	12.4%	19,696	19,469	1.2%
General Service	7,303	6,937	5.3%	19,173	18,987	1.0%
Industrial - Textile	1,749	1,925	(9.1%)	5,004	5,390	(7.2%)
Industrial - Other	5,082	4,861	4.5%	14,101	13,415	5.1%

Total Industrial	6,831	6,786	0.7%	19,105	18,805	1.6%
Other Energy Sales	67	67	—	201	199	1.0%
Regular Resale	457	438	4.3%	1,123	1,132	(0.8%)

Total Regular Sales Billed	22,312	21,035	6.1%	59,298	58,592	1.2%
Special Sales (A)	1,079	908	18.8%	5,229	4,844	7.9%

Total Electric Sales	23,391	21,943	6.6%	64,527	63,436	1.7%
Unbilled Revenue	9	(342)	102.6%	(164)	(398)	58.8%

Total Duke Power Electric Sales	23,400	21,601	8.3%	64,363	63,038	2.1%
Nantahala Electric Sales	324	303	6.9%	955	916	4.3%

Total DP Consolidated Electric Sales	23,724	21,904	8.3%	65,318	63,954	2.1%

Average Number of Customers
Residential	1,843,208	1,808,955	1.9%	1,835,402	1,801,039	1.9%
General Service	312,135	305,924	2.0%	310,122	304,006	2.0%
Industrial - Textile	786	846	(7.1%)	802	859	(6.6%)
Industrial - Other	6,661	6,670	(0.1%)	6,665	6,674	(0.1%)

Total Industrial	7,447	7,516	(0.9%)	7,467	7,533	(0.9%)
Other Energy Sales	12,659	12,424	1.9%	12,977	11,936	8.7%
Regular Resale	15	15	—	15	15	—

Total Regular Sales	2,175,464	2,134,834	1.9%	2,165,983	2,124,529	2.0%
Special Sales (A)	28	37	(24.3%)	32	38	(15.8%)

Total Duke Power Electric Sales	2,175,492	2,134,871	1.9%	2,166,015	2,124,567	2.0%
Nantahala Electric Sales	68,733	67,346	2.1%	68,162	66,814	2.0%

Total DP Average Number of Customers	2,244,225	2,202,217	1.9%	2,234,177	2,191,381	2.0%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1	9	(89.9%)	1,976	2,094	(5.6%)
Cooling Degree Days	1,122	831	35.0%	1,474	1,400	5.3%
Variance from Normal
Heating Degree Days	(95.4%)	(59.2%)	n/a	1.5%	9.0%	n/a
Cooling Degree Days	18.6%	(14.1%)	n/a	4.5%	(1.8%)	n/a

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2004 Quarter-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Gains (Losses) on Sale of Assets		Impairment		Gains (Losses) on sales and impairments of equity investments		Tax Benefit from DEA Restructuring	Discontinued Operations, excluding Crescent Resources	Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
Franchised Electric	$453	$—		$—		$—		$—	$—	$—	$453
Gas Transmission	262	2		—		5	A	—	—	7	269
Field Services	88	1		(10	)B	(16	)C	—	—	(25)	63
Duke Energy North America	(23)	(4	)D	—		—		—	—	(4)	(27)
International Energy	63	—		—		1		—	—	1	64
Crescent	43	—		—		—		—	—	—	43

Total reportable segment EBIT	886	(1)		(10)		(10)		—	—	(21)	865
Other	(25)	(3)		—		3		—	—	—	(25)

Total reportable segment EBIT and other EBIT	$861	$(4)		$(10)		$(7)		$—	$—	$(21)	$840

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$861	$(4)		$(10)		$(7)		$—	$—	$(21)	$840
Foreign Currency Translation Gains / (Losses)	(3)	—		—		—		—	—	—	(3)
Interest Income and Other	14	—		—		—		—	—	—	14
Interest Expense	(329)	—		—		—		—	—	—	(329)
Minority Interest - Interest Expense	6	—		—		—		—	—	—	6
Income taxes on continuing operations	(203)	1		4		3		48	—	56	(147)
Discontinued operations, net of taxes	4	—		—		—		—	4	4	8
Trust Preferred/Preferred Dividends	(2)	—		—		—		—	—	—	(2)

Total Earnings for Common	$348	$(3)		$(6)		$(4)		$48	$4	$39	$387

EARNINGS PER SHARE, BASIC	$0.37	$—		$(0.01)		$(0.01)		$0.05	$0.01	$0.04	$0.41

EARNINGS PER SHARE, DILUTED	$0.36	$—		$(0.01)		$(0.01)		$0.05	$0.01	$0.04	$0.40

Note 1 - Amounts for special items are entered net of minority interest

A -	Millennium Pipeline

B -	Recorded in Impairment and other charges on the Consolidated Statements of Operations. Amount net of $12 million of minority interest.

C -	Amount net of $7 million of minority interest.

D -	Southeast assets

Weighted Average Shares (reported and ongoing) - in millions

Basic	938
Diluted	973

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2005 Quarter-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Gain on transfer of 19.7% interest in DEFS		Impairment of equity investments		Field Services hedge de- designation, net		MTM change on de-designated Field Services hedges for 2005, net		Initial and Subsequent gain on de- designating Southeast DENA hedges		Discontinued Operations, excluding Crescent Resources		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
Franchised Electric	$606	$—		$—		$—		$—		$—		$—		$—	$606
Gas Transmission	329	—		—		—		—		—		—		—	329
Field Services	87	576	A	—		38	B	—		—		—		614	701
Duke Energy North America	—	—		—		—		—		—		—		—	—
International Energy	83	—		(20	)C	—		—		—		—		(20)	63
Crescent	120	—		—		—		—		—		—		—	120

Total reportable segment EBIT	1,225	576		(20)		38		—		—		—		594	1,819
Other	(188)	—		—		—		(17	)D	30	E	—		13	(175)

Total reportable segment EBIT and other EBIT	$1,037	$576		$(20)		$38		$(17)		$30		$—		$607	$1,644

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$1,037	$576		$(20)		$38		$(17)		$30		$—		$607	$1,644
Foreign Currency Translation Gains / (Losses)	(14)	—		—		—		—		—		—		—	(14)
Interest Income and Other	10	—		—		—		—		—		—		—	10
Interest Expense	(228)	—		—		—		—		—		—		—	(228)
Minority Interest (Expense) Benefit - Interest Expense	(1)	—		—		—		—		—		—		—	(1)
Income taxes on Continuing Operations	(260)	(213)		6		(15)		6		(11)		—		(227)	(487)
Discontinued Operations, net of taxes	1	—		—		—		—		—		(884	)F	(884)	(883)
Trust Preferred/Preferred Dividends	(3)	—		—		—		—		—		—		—	(3)

Total Earnings for Common	$542	$363		$(14)		$23		$(11)		$19		$(884)		$(504)	$38

EARNINGS PER SHARE, BASIC	$0.59	$0.39		$(0.02)		$0.02		$(0.01)		$0.02		$(0.95)		$(0.55)	$0.04

EARNINGS PER SHARE, DILUTED	$0.56	$0.38		$(0.01)		$0.02		$(0.01)		$0.02		$(0.92)		$(0.52)	$0.04

Note 1 - Amounts for special items are entered net of minority interest

A -	Recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations.

B -	Third quarter settlements of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.

C -	Equity investment impairment, recorded in (Losses) Gains on sales and impairments of equity investments on the Consolidated Statements of Operations.

D -	Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

E -	Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.

F -	Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA’s physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	926
Diluted	964

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2004 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Gains (Losses) on Sale of Assets		Impairment		Gains (losses) on sales and impairments of equity investments		Enron Settlement		Tax Benefit from DEA Restructuring	Discontinued Operations, excluding Crescent Resources	Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
Franchised Electric	$1,212	$3		$—		$—		$—		$—	$—	$3	$1,215
Gas Transmission	970	11		—		5	A	—		—	—	16	986
Field Services	267	1		(10	)B	(16	)C	1	D	—	—	(24)	243
Duke Energy North America	(149)	(373	)E	—		—		8	D,F	—	—	(365)	(514)
International Energy	172	1		(13	)G	1		—		—	—	(11)	161
Crescent	190	—		—		—		—		—	—	—	190

Total reportable segment EBIT	2,662	(357)		(23)		(10)		9		—	—	(381)	2,281
Other	(84)	4	H	—		3		21	D	—	—	28	(56)

Total reportable segment EBIT and other EBIT	$2,578	$(353)		$(23)		$(7)		$30		$—	$—	$(353)	$2,225

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$2,578	$(353)		$(23)		$(7)		$30		$—	$—	$(353)	$2,225
Foreign Currency Translation Gains / (Losses)	—	—		—		—		—		—	—	—	—
Interest Income and Other	46	—		—		—		—		—	—	—	46
Interest Expense	(984)	—		—		—		—		—	—	—	(984)
Minority Interest - Interest Expense	27	—		—		—		—		—	—	—	27
Income taxes on continuing operations	(537)	124		8		3		(11)		48	—	172	(365)
Discontinued operations, net of taxes	4	—		—		—		—		—	179 I	179	183
Trust Preferred/Preferred Dividends	(7)	—		—		—		—		—	—	—	(7)

Total Earnings for Common	$1,127	$(229)		$(15)		$(4)		$19		$48	$179	$(2)	$1,125

EARNINGS PER SHARE, BASIC	$1.22	$(0.25)		$(0.02)		$—		$0.02		$0.05	$0.20	$—	$1.22

EARNINGS PER SHARE, DILUTED	$1.18	$(0.24)		$(0.02)		$—		$0.02		$0.05	$0.19	$—	$1.18

Note 1 - Amounts for special items are entered net of minority interest

A -	Millennium Pipeline

B -	Recorded in Impairment and other charges on the Consolidated Statements of Operations. Amount net of $12 million of minority interest.

C -	Amount net of $7 million of minority interest.

D -	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

E -	Approximately $(360) million related to loss on sale of the Southeast assets and approximately $(9) million related to losses on liquidation of DETM contracts (net of $5 million of minority interest). $(367) million recorded in Gains (Losses) on Sales of Other Assets, net (net of $5 million of minority interest) and $(6) million recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

F -	Amount is net of $5 million of minority interest.

G -	Charge related to Cantarell, recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

H -	Includes $13 million related to the sale of Caribbean Nitrogen Co.

I -	Primarily the approximate $280 million gain on the sale of International Energy’s Asia-Pacific business, partially offset by DENA discontinued operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	925
Diluted	960

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2005 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Mutual insurance liability adjustment		Gain on transfer of 19.7% interest in DEFS		Gains (Losses) on sales and impairments of equity investments		Field Services hedge de-designation, net		MTM change on de-designated Field Services hedges for 2005, net		Initial and Subsequent gain on de-designating Southeast DENA hedges		Discontinued Operations, excluding Crescent Resources		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
Franchised Electric	$1,216	$—		$—		$—		$—		$—		$—		$—		$—	$1,216
Gas Transmission	1,044	—		—		—		—		—		—		—		—	1,044
Field Services	378	—		576	C	888	A	(58	)B	—		—		—		1,406	1,784
Duke Energy North America	—	—		—		—		—		—		—		—		—	—
International Energy	237	—		—		(20	)F	—		—		—		—		(20)	217
Crescent	210	—		—		—		—		—		—		—		—	210

Total reportable segment EBIT	3,085	—		576		868		(58)		—		—		—		1,386	4,471
Other	(433)	(28	)D	—		—		—		(64	)E	30	G	—		(62)	(495)

Total reportable segment EBIT and other EBIT	$2,652	$(28)		$576		$868		$(58)		$(64)		$30		$—		$1,324	$3,976

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$2,652	$(28)		$576		$868		$(58)		$(64)		$30		$—		$1,324	$3,976
Foreign Currency Translation Gains / (Losses)	(12)	—		—		—		—		—		—		—		—	(12)
Interest Income and Other	34	—		—		—		—		—		—		—		—	34
Interest Expense	(813)	—		—		—		—		—		—		—		—	(813)
Minority Interest (Expense) Benefit - Interest Expense	22	—		—		—		—		—		—		—		—	22
Income taxes on Continuing Operations	(599)	10		(213)		(323)		20		21		(11)		—		(496)	(1,095)
Discontinued Operations, net of taxes	1	—		—		—		—		—		—		(895	)H	(895)	(894)
Trust Preferred/Preferred Dividends	(7)	—		—		—		—		—		—		—		—	(7)

Total Earnings for Common	$1,278	$(18)		$363		$545		$(38)		$(43)		$19		$(895)		$(67)	$1,211

EARNINGS PER SHARE, BASIC	$1.37	$(0.02)		$0.39		$0.58		$(0.04)		$(0.05)		$0.02		$(0.96)		$(0.08)	$1.29

EARNINGS PER SHARE, DILUTED	$1.32	$(0.02)		$0.37		$0.56		$(0.04)		$(0.04)		$0.02		$(0.92)		$(0.07)	$1.25

Note 1 - Amounts for special items are entered net of minority interest

A -	Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest.

B -	De-designation of hedges due to proposed transfer of 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $29 million of hedge settlements recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues, and $38 million of hedge settlements recorded in Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.

C -	Recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations.

D -	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

E -	$47 million loss recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues, and $17 million loss recorded in Other income and expenses, net on the Consolidated Statements of Operations.

F -	Equity investment impairment, recorded in (Losses) Gains on sales and impairments of equity investments on the Consolidated Statements of Operations.

G -	Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.

H -	Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA’s physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	936
Diluted	973

Special items for the first and second quarters (as summarized in this earnings release) include:

($ in Millions)	Pre-Tax Amount	Tax Effect	2005 EPS Impact	2004 EPS Impact
First quarter 2005
Gain on sale of TEPPCO GP (net of minority interest of $343 million)	$791	($293)	$0.52	—
Gain on sale of TEPPCO L.P. units	97	(36)	0.07	—
Loss on de-designation of Field Services’ hedges as a result of the announced transaction with ConocoPhillips	(118)	44	(0.08)	—
Mark-to-market losses on de-designated 2005 Field Services’ hedges	(54)	19	(0.04)	—
Additional liabilities related to mutual insurance companies	(28)	10	(0.02)	—
TOTAL EPS IMPACT			$0.45

Second quarter 2005
Settlement of positions on 2005 Field Services’ hedges that were de-designated	22	(8)	0.01	—
Mark-to-market gain on de-designated 2005 Field Services’ hedges	7	(2)	0.01	—
TOTAL EPS IMPACT			$0.02

First quarter 2004
Net loss on sale of DENA assets (net of $1 million of minority interest), primarily the sale of southeast U.S. plants	(359)	126	—	(0.25)
Gains on sale of other assets, including Caribbean Nitrogen Co.	14	(5)	—	0.01
Charge related to the sale of Cantarell investment	(13)	5	—	(0.01)
TOTAL EPS IMPACT				($0.25)

Second quarter 2004
Enron settlement (net of minority interest of $5 million)	$30	($11)		$0.02
Net losses on asset sales (net of minority interests of $6 million)	(5)	2		(0.01)
TOTAL EPS IMPACT				$0.01